UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ROCKWELL MEDICAL, INC.
(Name of Registrant as Specified in Its Charter)

RICHMOND BROTHERS, INC.

RBI PRIVATE INVESTMENT I, LLC

RBI PRIVATE INVESTMENT II, LLC

RBI PI MANAGER, LLC

RICHMOND BROTHERS 401(K) PROFIT SHARING PLAN

DAVID S. RICHMOND

MATTHEW J. CURFMAN

NORMAN J. RAVICH IRREVOCABLE TRUST

NORMAN AND SALLY RAVICH FAMILY TRUST

ALEXANDER COLEMAN RAVICH 1991 IRREVOCABLE TRUST

ALYSSA DANIELLE RAVICH 1991 IRREVOCABLE TRUST

MARK H. RAVICH

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Richmond Brothers, Inc. and Mark H. Ravich, together with the other participants named herein (collectively, “Richmond Brothers”), have filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Richmond Brothers’ highly-qualified director nominee to the Board of Directors of Rockwell Medical, Inc., a Michigan corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On May 25, 2017, Richmond Brothers issued the following press release, which was also posted by Richmond Brothers to www.richmondbrothers.com/time-for-action-at-rmti, which can be reached from www.richmondbrothers.com:

Court Denies Rockwell’s Motion for Preliminary Injunction against Richmond Brothers and Mark H. Ravich

JACKSON, Mich. & ST. LOUIS PARK, Minn. (May 25, 2017) – Richmond Brothers, Inc., a Michigan-based SEC registered investment advisor and wealth management firm that is the largest beneficial owner of Rockwell Medical, Inc. (NASDAQ: RMTI) (“Rockwell” or the “Company”), and Mark H. Ravich, who together with their affiliates beneficially own nearly 6.1 million shares, or 11.7% of the Company’s outstanding common stock, today announced that the U.S. District Court for the Eastern District of Michigan, Southern Division, has issued an order denying Rockwell’s motion for preliminary injunction against Richmond Brothers and Mark H. Ravich.

Rockwell had sought this preliminary injunction in order to require Richmond / Ravich to amend their Schedule 13D filing and prohibit them from soliciting shareholder votes in the context of their proxy contest to elect Mark H. Ravich to the Board.

David S. Richmond, Chairman of Richmond Brothers, Inc., and Mark H. Ravich said, “After Rockwell has repeatedly referenced the claims in this lawsuit to dissuade shareholders from supporting us, we are pleased to share the Court’s ruling with the Rockwell investment community. The ruling makes clear that shareholders will be afforded a full opportunity to cast their votes as they deem appropriate. We will continue to make our case for change at Rockwell as we approach the Company’s annual meeting.”

Shareholders who have already voted on the BLUE proxy card to elect Mark H. Ravich to the Board need take no further action. Shareholders who have voted on the Company’s white proxy card may change their vote by voting a later-dated BLUE proxy card today. Voting withhold on Rockwell’s nominee on the white proxy card is not the same as voting for Mark H. Ravich on the BLUE proxy card.

For more information, and to see other communications and filings from Richmond Brothers and Mark H. Ravich, visit this link: http://www.richmondbrothers.com/time-for-action-at-rmti.

VOTE THE BLUE PROXY CARD TO ELECT MARK H. RAVICH TODAY

You may vote by internet or telephone by following the instructions on the form you have been provided.

If you have any questions, or require assistance with your vote, please contact Saratoga Proxy Consulting LLC, toll- free at (888) 368-0379, call direct at (212) 257-1311 or email: info@saratogaproxy.com

About Richmond Brothers, Inc.

Richmond Brothers, Inc. is an SEC registered investment advisor and wealth management firm founded in 1994.

About Mark H. Ravich

Mark H. Ravich is a private investor and currently serves as President of Tri-Star Management, Inc., a commercial real estate management and syndication company that he co-founded in 1998.

Shareholder Contact

Saratoga Proxy Consulting LLC

John Ferguson / Joe Mills, 212-257-1311

info@saratogaproxy.com

Media Contact

Sloane & Company

Joe Germani / Jaimee Pavia, 212-486-9500

jgermani@sloanepr.com / jpavia@sloanepr.com